Exhibit 99.2

See Item 8.01 of the accompanying Current Report on Form 8-K for an explanation regarding the following disclosure.  The following information replaces the Part I—Item 1 “—Financial Statements” previously filed in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 for Clayton Williams Energy, Inc. (the “Form 10-Q”).  Except as set forth in this Exhibit 99.2, the Form 10-Q has not been otherwise modified or updated.

CLAYTON WILLIAMS ENERGY, INC.

TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

ASSETS

	September 30,	December 31,
	2011	2010
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$36,024	$8,720
Accounts receivable:
Oil and gas sales	34,399	35,361
Joint interest and other, net	10,155	9,893
Affiliates	728	796
Inventory	37,309	39,218
Deferred income taxes	3,439	5,074
Fair value of derivatives	42,642	—
Assets held for sale	—	8,762
Prepaids and other	16,970	5,997
	181,666	113,821

PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,001,354	1,707,252
Natural gas gathering and processing systems	23,619	18,153
Contract drilling equipment	71,851	58,486
Other	18,574	17,425
	2,115,398	1,801,316
Less accumulated depreciation, depletion and amortization	(1,126,137)	(1,034,227)
Property and equipment, net	989,261	767,089

OTHER ASSETS
Debt issue costs, net	11,683	8,323
Fair value of derivatives	28,754	—
Other	3,958	1,684
	44,395	10,007
	$1,215,322	$890,917

The accompanying notes are an integral part of these consolidated financial statements.

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2011	2010
	(Unaudited)
CURRENT LIABILITIES
Accounts payable:
Trade	$89,551	$74,123
Oil and gas sales	35,612	28,920
Affiliates	2,048	1,251
Fair value of derivatives	—	7,224
Accrued liabilities and other	35,125	22,202
	162,336	133,720
NON-CURRENT LIABILITIES
Long-term debt	514,523	385,000
Deferred income taxes	137,374	78,035
Fair value of derivatives	—	3,409
Other	42,108	41,301
	694,005	507,745

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share, authorized — 3,000,000 shares; none issued	—	—
Common stock, par value $.10 per share, authorized — 30,000,000 shares; issued and outstanding — 12,162,536 shares in 2011 and 12,154,536 shares in 2010	1,216	1,215
Additional paid-in capital	152,502	152,290
Retained earnings	205,263	95,947
	358,981	249,452
	$1,215,322	$890,917

The accompanying notes are an integral part of these consolidated financial statements.

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES
Oil and gas sales	$99,752	$81,978	$300,488	$237,938
Natural gas services	334	397	1,108	1,352
Drilling rig services	929	—	3,614	—
Gain on sales of assets	49	2,857	14,570	3,256
Total revenues	101,064	85,232	319,780	242,546

COSTS AND EXPENSES
Production	24,284	20,518	75,237	62,012
Exploration:
Abandonments and impairments	1,256	364	2,307	6,133
Seismic and other	1,842	1,361	5,287	3,995
Natural gas services	233	297	781	951
Drilling rig services	1,673	123	4,378	1,204
Depreciation, depletion and amortization	25,901	25,223	74,987	76,272
Impairment of property and equipment	5,035	794	9,459	11,908
Accretion of abandonment obligations	706	659	2,077	1,953
General and administrative	7,142	8,730	22,678	22,786
Loss on sales of assets and impairment of inventory	114	80	417	1,523
Total costs and expenses	68,186	58,149	197,608	188,737

Operating income	32,878	27,083	122,172	53,809

OTHER INCOME (EXPENSE)
Interest expense	(8,717)	(6,040)	(24,304)	(18,393)
Loss on early extinguishment of long-term debt	(907)	—	(5,501)	—
Gain (loss) on derivatives	92,286	(3,995)	74,128	27,289
Other	527	972	3,514	2,816
Total other income (expense)	83,189	(9,063)	47,837	11,712

Income before income taxes	116,067	18,020	170,009	65,521
Income tax expense	(41,544)	(6,397)	(60,693)	(23,260)
NET INCOME	$74,523	$11,623	$109,316	$42,261

Net income per common share:
Basic	$6.13	$.96	$8.99	$3.48
Diluted	$6.13	$.96	$8.99	$3.48

Weighted average common shares outstanding:
Basic	12,163	12,146	12,160	12,146
Diluted	12,163	12,146	12,161	12,146

The accompanying notes are an integral part of these consolidated financial statements.

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Unaudited)

(In thousands)

	Common Stock		Additional
	No. of	Par	Paid-In	Retained
	Shares	Value	Capital	Earnings
BALANCE,
December 31, 2010	12,155	$1,215	$152,290	$95,947
Net income	—	—	—	109,316
Issuance of stock through compensation plans, including income tax benefits	8	1	212	—
BALANCE,
September 30, 2011	12,163	$1,216	$152,502	$205,263

The accompanying notes are an integral part of these consolidated financial statements.

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$109,316	$42,261
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	74,987	76,272
Impairment of property and equipment	9,459	11,908
Exploration costs	2,307	6,133
Gain on sales of assets and impairment of inventory, net	(14,153)	(1,733)
Deferred income tax expense	60,693	23,260
Non-cash employee compensation	6,104	8,066
Unrealized gain on derivatives	(82,029)	(17,874)
Accretion of abandonment obligations	2,077	1,953
Amortization of debt issue costs	1,623	1,174
Loss on early extinguishment of long-term debt	5,501	—

Changes in operating working capital:
Accounts receivable	768	1,743
Accounts payable	(4,456)	5,247
Other	3,090	(4,242)
Net cash provided by operating activities	175,287	154,168

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(282,474)	(208,641)
Proceeds from sales of assets	12,466	75,670
Change in equipment inventory	2,844	(3,075)
Other	(133)	(131)
Net cash used in investing activities	(267,297)	(136,177)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	445,366	—
Repayments of long-term debt	(323,500)	(10,000)
Premium on early extinguishment of long-term debt	(2,765)	—
Proceeds from exercise of stock options	213	—
Net cash provided by (used in) financing activities	119,314	(10,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	27,304	7,991

CASH AND CASH EQUIVALENTS
Beginning of period	8,720	14,013
End of period	$36,024	$22,004

SUPPLEMENTAL DISCLOSURES
Cash paid for interest, net of amounts capitalized	$8,064	$21,517

The accompanying notes are an integral part of these consolidated financial statements.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

1.                          Nature of Operations

Clayton Williams Energy, Inc. (a Delaware corporation),  is an independent oil and gas company engaged in the exploration for and development and production of oil and natural gas primarily in its core areas in Texas, Louisiana and New Mexico.  Unless the context otherwise requires, references to “CWEI” mean Clayton Williams Energy, Inc., the parent company, and references to the “Company”, “we”, “us” or “our” mean Clayton Williams Energy, Inc. and its consolidated subsidiaries.  Approximately 26% of the Company’s outstanding common stock is beneficially owned by Clayton W. Williams, Jr. (“Mr. Williams”), Chairman of the Board and Chief Executive Officer of the Company, and approximately 25% is owned by a partnership in which Mr. Williams’ adult children are limited partners.

Substantially all of our oil and gas production is sold under short-term contracts which are market-sensitive.  Accordingly, our results of operations and capital resources are highly dependent upon prevailing market prices of, and demand for, oil and natural gas.  These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond our control.  These factors include the level of global supply and demand for oil and natural gas, market uncertainties, weather conditions, domestic governmental regulations and taxes, political and economic conditions in oil producing countries, price and availability of alternative fuels, and overall domestic and foreign economic conditions.

2.                          Presentation

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ materially from those estimates.

The consolidated financial statements include the accounts of CWEI and its wholly-owned subsidiaries.  We also account for our undivided interests in oil and gas limited partnerships using the proportionate consolidation method.  Under this method, we consolidate our proportionate share of assets, liabilities, revenues and expenses of these limited partnerships.  Less than 5% of our consolidated total assets and total revenues are derived from oil and gas limited partnerships.  All significant intercompany transactions and balances associated with the consolidated operations have been eliminated.

In the opinion of management, our unaudited consolidated financial statements as of September 30, 2011 and for the interim periods ended September 30, 2011 and 2010 include all adjustments that are necessary for a fair presentation in accordance with GAAP.  These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2011.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Form 10-K for the year ended December 31, 2010.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.                          Long-Term Debt

Long-term debt consists of the following:

	September 30,	December 31,
	2011	2010
	(In thousands)
7.75% Senior Notes due 2019, net of unamortized original issue discount of $477	$349,523	$—
7¾% Senior Notes due 2013	—	225,000
Revolving credit facility, due November 2015	165,000	160,000
	$514,523	$385,000

Senior Notes

In July 2005, we issued $225 million of aggregate principal amount of 7¾% Senior Notes due 2013 (“2013 Senior Notes”).  The 2013 Senior Notes were issued at face value and bear interest at 7¾% per year, payable semi-annually on February 1 and August 1 of each year, beginning February 1, 2006.  In March 2011, we redeemed $143.2 million in aggregate principal amount of 2013 Senior Notes in a tender offer and recorded a $4.6 million loss on early extinguishment of long-term debt consisting of a $2.8 million premium and a $1.8 million write-off of debt issuance costs.  On August 1, 2011, we called at par and redeemed in full the remaining $81.8 million of 2013 Senior Notes and recorded an additional $907,000 loss on early extinguishment of long-term debt during the third quarter of 2011 related to the write-off of debt issuance costs.

In March 2011, we issued $300 million of aggregate principal amount of 7.75% Senior Notes due 2019 (“2019 Senior Notes”).  The 2019 Senior Notes were issued at face value and bear interest at 7.75% per year, payable semi-annually on April 1 and October 1 of each year, beginning October 1, 2011.  In April 2011, we issued an additional $50 million aggregate principal amount of 2019 Senior Notes with an original issue discount of 1% or $500,000.  We may redeem some or all of the 2019 Senior Notes at redemption prices (expressed as percentages of principal amount) equal to 103.875% for the twelve-month period beginning on April 1, 2015, and 101.938% beginning on April 1, 2016, and 100% beginning on April 1, 2017 or for any period thereafter, in each case plus accrued and unpaid interest.

The Indenture governing our 2019 Senior Notes contains covenants that restrict our ability to:  (1) borrow money; (2) issue redeemable or preferred stock; (3) pay distributions or dividends; (4) make investments; (5) create liens without securing the 2019 Senior Notes; (6) enter into agreements that restrict dividends from subsidiaries; (7) sell certain assets or merge with or into other companies; (8) enter into transactions with affiliates; (9) guarantee indebtedness; and (10) enter into new lines of business.  One such covenant provides that we may only incur indebtedness if the ratio of consolidated EBITDAX to consolidated interest expense (as these terms are defined in the Indenture governing the 2019 Senior Notes) does not exceed certain ratios specified in the Indenture governing the 2019 Senior Notes.  These covenants are subject to a number of important exceptions and qualifications as described in the Indenture.  We were in compliance with these covenants at September 30, 2011.

Revolving Credit Facility

We have a credit facility with a syndicate of banks that provides for a revolving line of credit of up to $500 million, limited to the amount of a borrowing base as determined by the banks.  The borrowing base, which is based on the discounted present value of future net cash flows from oil and gas production, is redetermined by the banks semi-annually in May and November.  We or the banks may also request an unscheduled borrowing base redetermination at other times during the year.  If, at any time, the borrowing base is less than the amount of outstanding credit exposure under the revolving credit facility, we will be required to (1) provide additional security, (2) prepay the principal amount of the loans in an amount sufficient to eliminate the deficiency (or by a combination of such additional security and such prepayment eliminate such deficiency), or (3) prepay the deficiency in not more than five equal monthly installments plus accrued interest.  The borrowing base was $350 million at September 30, 2011.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

After allowing for outstanding letters of credit totaling $4.1 million, we had $181 million available under the revolving credit facility at September 30, 2011.

The revolving credit facility is collateralized primarily by 80% or more of the adjusted engineered value (as defined in the revolving credit facility) of our oil and gas interests evaluated in determining the borrowing base.  The obligations under the revolving credit facility are guaranteed by each of CWEI’s material domestic subsidiaries.

At our election, annual interest rates under the revolving credit facility are determined by reference to (1) LIBOR plus an applicable margin between 2% and 3% per year or (2) if an alternate base rate loan, the greatest of (A) the prime rate, (B) the federal funds rate plus 0.5%, or (C) one-month LIBOR plus 1% plus, if any of (A), (B) or (C), an applicable margin between 1% and 2%.  We also pay a commitment fee on the unused portion of the revolving credit facility at a flat rate of 0.5%.  Interest and fees are payable no less often than quarterly.  The effective annual interest rate on borrowings under the revolving credit facility, excluding bank fees and amortization of debt issue costs, for the nine months ended September 30, 2011 was 2.8%.

The revolving credit facility also contains various covenants and restrictive provisions which may, among other things, limit our ability to sell assets, incur additional indebtedness, make investments or loans and create liens.  One such covenant requires that we maintain a ratio of consolidated current assets to consolidated current liabilities of at least 1 to 1.  Another financial covenant prohibits the ratio of our consolidated funded indebtedness to consolidated EBITDAX (determined as of the end of each fiscal quarter for the then most-recently ended four fiscal quarters) from being greater than 4 to 1.  The computations of consolidated current assets, current liabilities, EBITDAX and indebtedness are defined in the revolving credit facility.  We were in compliance with all financial and non-financial covenants at September 30, 2011.

4.                          Other Non-Current Liabilities

Other non-current liabilities consist of the following:

	September 30,	December 31,
	2011	2010
	(In thousands)
Abandonment obligations	$41,279	$40,444
Other	829	857
	$42,108	$41,301

Changes in abandonment obligations for the nine months ended September 30, 2011 and 2010 are as follows:

	Nine Months Ended
	September 30,
	2011	2010
	(In thousands)
Beginning of period	$40,444	$38,412
Additional abandonment obligations from new properties	1,103	1,377
Sales or abandonments of properties	(2,346)	(1,138)
Revisions of previous estimates	1	(320)
Accretion expense	2,077	1,953
End of period	$41,279	$40,284

Our asset retirement obligation is measured using primarily Level 3 inputs.  The significant unobservable inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, inflation rate and well life.  The inputs are calculated based on historical data as well as current estimated costs.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.                          Compensation Plans

Stock-Based Compensation

We presently have options outstanding under a stock option plan for independent directors covering 7,000 shares of common stock.  As of September 30, 2011, the options had a weighted average exercise price of $26.61 per share (ranging from $12.14 per share to $41.74 per share), a weighted average remaining contractual term of 3.3 years, and an aggregate intrinsic value of $113,390 (based on a market price at September 30, 2011 of $42.81 per share).  No options were granted during the nine months ended September 30, 2011 or 2010, and options to purchase 8,000 shares of common stock were exercised during the nine months ended September 30, 2011 (with an intrinsic value of $524,420).

Non-Equity Award Plans

The Compensation Committee of the Board of Directors has adopted an after-payout (“APO”) incentive plan (the “APO Incentive Plan”) for officers, key employees and consultants who promote our drilling and acquisition programs.  The Compensation Committee’s objective in adopting this plan is to further align the interests of the participants with ours by granting the participants an APO interest in the production developed, directly or indirectly, by the participants.  The plan generally provides for the creation of a series of partnerships or participation arrangements, which are treated as partnerships for tax purposes (“APO Partnerships”), between us and the participants, to which we contribute a portion of our economic interest in wells drilled or acquired within certain areas.  Generally, we pay all costs to acquire, drill and produce applicable wells and receive all revenues until we have recovered all of our costs, plus interest (“payout”).  At payout, the participants receive 99% to 100% of all subsequent revenues and pay 99% to 100% of all subsequent expenses attributable to the economic interests that are subject to the APO Partnerships.  Between 5% and 7.5% of our economic interests in specified wells drilled or acquired by us subsequent to October 2002 are subject to the APO Incentive Plan.  We record our allocable share of the assets, liabilities, revenues, expenses and oil and gas reserves of these APO Partnerships in our consolidated financial statements.  Participants in the APO Incentive Plan are immediately vested in all future amounts payable under the plan.

The Compensation Committee has also adopted an APO reward plan (the “APO Reward Plan”) which offers eligible officers, key employees and consultants the opportunity to receive bonus payments that are based on certain profits derived from a portion of our working interest in specified areas where we are conducting drilling and production enhancement operations.  The wells subject to an APO Reward Plan are not included in the APO Incentive Plan.  Likewise, wells included in the APO Incentive Plan are not included in the APO Reward Plan.  Although conceptually similar to the APO Incentive Plan, the APO Reward Plan is a compensatory bonus plan through which we pay participants a bonus equal to a portion of the APO cash flows received by us from our working interest in wells in a specified area.  Unlike the APO Incentive Plan, however, participants in the APO Reward Plan are not immediately vested in all future amounts payable under the plan.  To date, we have granted awards under the APO Reward Plan in 13 specified areas, each of which established a quarterly bonus amount equal to 7% or 10% of the APO cash flow from wells drilled or recompleted in the respective areas after the effective date set forth in each plan, which dates range from January 1, 2007 to April 1, 2011.  Under these 13 awards, the full vesting dates for future amounts payable under the plan for one award is November 4, 2011, three awards are August 9, 2012, three awards are May 5, 2013, and six awards are June 1, 2013.

In January 2007, we granted awards under the Southwest Royalties Reward Plan (the “SWR Reward Plan”), a one-time incentive plan which established a quarterly bonus amount for participants equal to the after-payout cash flow from a 22.5% working interest in one well.  Under the plan, two-thirds of the quarterly bonus amount is payable to the participants until the full vesting date of October 25, 2011.  After the full vesting date, the deferred portion of the quarterly bonus amount, with interest at 4.83% per year, as well as 100% of all subsequent quarterly bonus amounts, are payable to participants.

To continue as a participant in the APO Reward Plan or the SWR Reward Plan, participants must remain in the employment or service of the Company through the full vesting date established for each plan.  The full vesting date may be accelerated in the event of a change of control or sale transaction, as defined in the plan documents.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

We recognize compensation expense related to the APO Partnerships based on the estimated value of economic interests conveyed to the participants.  Estimated compensation expense applicable to the APO Reward Plan and SWR Reward Plan is recognized over the vesting periods, which range from two years to five years.  We recorded compensation expense of $1.1 million for the three months ended September 30, 2011 and $3 million for the three months ended September 30, 2010 in connection with all non-equity award plans.  We recorded compensation expense of $6.1 million for the nine months ended September 30, 2011 and $8.1 million for the nine months ended September 30, 2010 in connection with all non-equity award plans.

6.                          Derivatives

Commodity Derivatives

From time to time, we utilize commodity derivatives in the form of swap contracts to attempt to optimize the price received for our oil and gas production.  Under swap contracts, we receive a fixed price for the respective commodity and pay a floating market price as defined in each contract (generally NYMEX futures prices), resulting in a net amount due to or from the counterparty.  Commodity derivatives are settled monthly as the contract production periods mature.

The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to September 30, 2011, excluding contracts terminated subsequent to September 30, 2011.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil		Gas
	Bbls (a)	Price	MMBtu (b)	Price
Production Period:
4th Quarter 2011	733,949	$87.58	1,010,000	$7.07
2012	107,506	$91.15	—	$—
2013	95,996	$91.15	—	$—
2014	85,772	$91.15	—	$—
2015	76,309	$91.15	—	$—
2016	28,280	$91.15	—	$—
	1,127,812		1,010,000

(a)          In September 2011, we entered into oil hedges covering 398,812 barrels of oil for production months from December 2011 through May 2016.  These hedges cover production related to a volumetric production payment in connection with the acquisition by our wholly owned subsidiary, Southwest Royalties, Inc., of the 24 limited partnerships of which it is the general partner.  See Note 14.

(b)         One MMBtu equals one Mcf at a Btu factor of 1,000.

In October 2011, we terminated substantially all of our existing 2012 and 2013 oil hedges for cash proceeds of $50 million.  The terminated contracts covered 2,649,000 barrels of oil production for 2012 and 1,189,000 barrels for 2013.  In addition, we terminated a hedge contract covering 490,000 MMBtu of gas production for December 2011 for cash proceeds of $1.6 million.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Accounting For Derivatives

We did not designate any of our currently open commodity derivatives as cash flow hedges; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, are recorded as other income (expense) in our statements of operations.  For the three months ended September 30, 2011, we reported a $92.3 million net gain on derivatives, consisting of a $91.1 million non-cash gain related to changes in mark-to-market valuations and a $1.2 million realized gain for settled contracts.  For the three months ended September 30, 2010, we reported a $4 million net loss on derivatives, consisting of an $8 million non-cash loss related to changes in mark-to-market valuations and a $4 million realized gain for settled contracts.  For the nine months ended September 30, 2011, we reported a $74.1 million net gain on derivatives, consisting of an $82 million non-cash gain related to changes in mark-to-market valuations and a $7.9 million realized loss for settled contracts.  For the nine months ended September 30, 2010, we reported a $27.3 million net gain on derivatives, consisting of a $17.9 million non-cash gain related to changes in mark-to-market valuations and a $9.4 million realized gain for settled contracts.

Effect of Derivative Instruments on the Consolidated Balance Sheets

	Fair Value of Derivative Instruments as of September 30, 2011
	Asset Derivatives		Liability Derivatives
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
		(In thousands)		(In thousands)
Derivatives not designated as hedging instruments:

Commodity derivatives	Fair value of derivatives:		Fair value of derivatives:
	Current	$42,642	Current	$—
	Non-current	28,754	Non-current	—
Total		$71,396		$—

	Fair Value of Derivative Instruments as of December 31, 2010
	Asset Derivatives		Liability Derivatives
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
		(In thousands)		(In thousands)
Derivatives not designated as hedging instruments:

Commodity derivatives	Fair value of derivatives:		Fair value of derivatives:
	Current	$––	Current	$7,224
	Non-current	––	Non-current	3,409
Total		$––		$10,633

Gross to Net Presentation Reconciliation of Derivative Assets and Liabilities

	September 30, 2011
	Assets	Liabilities
	(In thousands)
Fair value of derivatives — gross presentation	$71,396	$—
Effects of netting arrangements	—	—
Fair value of derivatives — net presentation	$71,396	$—

	December 31, 2010
	Assets	Liabilities
	(In thousands)
Fair value of derivatives — gross presentation	$16,051	$26,684
Effects of netting arrangements	(16,051)	(16,051)
Fair value of derivatives — net presentation	$—	$10,633

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

All of our derivative contracts are with JPMorgan Chase Bank, N.A.  We have elected to net the outstanding positions with this counterparty between current and non-current assets or liabilities.

Effect of Derivative Instruments on the Consolidated Statements of Operations

	Amount of Gain or (Loss) Recognized in Earnings
	Three Months Ended			Nine Months Ended
Location of Gain or (Loss)	September 30, 2011			September 30, 2011
Recognized in Earnings	Realized	Unrealized	Total	Realized	Unrealized	Total
	(In thousands)			(In thousands)
Derivatives not designated as hedging instruments:

Commodity derivatives:
Other income (expense) - Gain (loss) on derivatives	$1,188	$91,098	$92,286	$(7,901)	$82,029	$74,128
Total	$1,188	$91,098	$92,286	$(7,901)	$82,029	$74,128

	Amount of Gain or (Loss) Recognized in Earnings
	Three Months Ended			Nine Months Ended
Location of Gain or (Loss)	September 30, 2010			September 30, 2010
Recognized in Earnings	Realized	Unrealized	Total	Realized	Unrealized	Total
	(In thousands)			(In thousands)
Derivatives not designated as hedging instruments:

Commodity derivatives:
Other income (expense) - Gain (loss) on derivatives	$4,003	$(7,998)	$(3,995)	$9,416	$17,873	$27,289
Total	$4,003	$(7,998)	$(3,995)	$9,416	$17,873	$27,289

7.                          Financial Instruments

Cash and cash equivalents, receivables, accounts payable and accrued liabilities were each estimated to have a fair value approximating the carrying amount due to the short maturity of those instruments.  Indebtedness under our revolving credit facility was estimated to have a fair value approximating the carrying amount since the interest rate is generally market sensitive.  At September 30, 2011, our fixed rate debt maturing 2019 had a carrying value of $349.5 million and an approximate fair value of $290.5 million.  At December 31, 2010, our fixed rate debt maturing 2013 had a fair market value of approximately $226 million.

Fair Value Measurements

We follow a framework for measuring fair value, which outlines a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.  Fair value is defined as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, use of unobservable prices or inputs are used to estimate the current fair value, often using an internal valuation model. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the item being valued.  We categorize our assets and liabilities recorded at fair value in the accompanying consolidated balance sheets based upon the level of judgment associated with the inputs used to measure their fair value.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Hierarchical levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

Level 1 -          Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 -          Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 -          Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The only financial assets and liabilities measured on a recurring basis at September 30, 2011 and December 31, 2010 were commodity derivatives.  Information regarding these liabilities is summarized below:

	September 30,	December 31,
	2011	2010
	Significant Other	Significant Other
	Observable Inputs	Observable Inputs
Description	(Level 2)	(Level 2)
	(In thousands)
Assets:
Fair value of commodity derivatives	$71,396	$—
Total assets	$71,396	$—

Liabilities:
Fair value of commodity derivatives	$—	$10,633
Total liabilities	$—	$10,633

8.                          Income Taxes

Our effective federal and state income tax expense rate for the nine months ended September 30, 2011 of 35.7% differed from the statutory federal rate of 35% due primarily to increases related to the effects of the Texas Margin Tax and certain non-deductible expenses, offset in part by tax benefits derived from excess statutory depletion deductions.

We file federal income tax returns with the United States Internal Revenue Service (“IRS”) and state income tax returns in various state tax jurisdictions.  Our tax returns for fiscal years after 2006 currently remain subject to examination by appropriate taxing authorities.  None of our income tax returns are under examination at this time.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.                          Sales of Assets and Impairments of Inventory

Net gain (loss) on sales of assets and impairment of inventory for the three months and nine months ended September 30, 2011 and September 30, 2010 are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands)		(In thousands)
Gain on sales of assets	$49	$2,857	$14,570	$3,256

Loss on sales of assets and impairment of inventory:
Loss on sales of assets	(20)	(80)	(138)	(1,523)
Impairment of inventory	(94)	—	(279)	—
	(114)	(80)	(417)	(1,523)

Net gain (loss)	$(65)	$2,777	$14,153	$1,733

During the second quarter of 2011, we sold certain interests in two prospects in South Louisiana and recorded a gain of $852,000.  In February 2011, we sold two 2,000 horsepower drilling rigs and related equipment for $22 million of total consideration.  In connection with the sale, we recorded a gain of $13.2 million during the first quarter of 2011.

We maintain an inventory of tubular goods and other well equipment for use in our exploration and development drilling activities.  Inventory is carried at the lower of average cost or estimated fair market value.  We categorize the measurement of fair value of inventory as Level 2 under applicable accounting standards.  To determine estimated fair value of inventory, we subscribe to market surveys and obtain quotes from equipment dealers for similar equipment.  We then correlate the data as needed to estimate the fair value of the specific items (or groups of similar items) in our inventory.  If the estimated fair values for those specific items (or groups of similar items) in our inventory are less than the related average cost, a provision for impairment is made.

10.                   Oil and Gas Properties

The following sets forth the net capitalized costs for oil and gas properties as of September 30, 2011 and December 31, 2010.

	September 30,	December 31,
	2011	2010
	(In thousands)
Proved properties	$1,934,392	$1,655,217
Unproved properties	66,962	52,035
Total capitalized costs	2,001,354	1,707,252
Accumulated depreciation, depletion and amortization	(1,065,378)	(983,119)
Net capitalized costs	$935,976	$724,133

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.                   Impairment of Property and Equipment

We impair our long-lived assets, including oil and gas properties and contract drilling equipment, when estimated undiscounted future net cash flows of an asset are less than its carrying value.  The amount of any such impairment is recognized based on the difference between the carrying value and the estimated fair value of the asset.  We categorize the measurement of fair value of these assets as Level 3 inputs.  We estimate the fair value of the impaired property by applying weighting factors to fair values determined under three different methods: discounted cash flow method, flowing daily production method and proved reserves per BOE method.  We then assign applicable weighting factors based on the relevant facts and circumstances.  We recorded provisions for impairment of proved properties triggered by a combination of well performance and lower reserve estimates due to performance and changes in oil and gas prices aggregating $9.5 million in 2011 relating to certain non-core areas in the Permian Basin and other non-core areas to reduce the carrying value of those properties to their estimated fair values.   In 2010, we recorded a $11.9 million impairment relating to non-core areas in the Permian Basin and Wyoming due to a combination of well performance and lower estimated reserve quantities.

We impair our unproved oil and gas properties when we determine that a prospect’s carrying value exceeds its estimated fair value.  We categorize the measurement of fair value of these assets as Level 3 inputs.  Unproved properties are nonproducing and do not have estimable cash flow streams.  Therefore, we estimate the fair value of individually significant prospects by obtaining, when available, information about recent market transactions in the vicinity of the prospects and adjust the market data as needed to give consideration to location of the prospects to known fields and reservoirs, the extent of geological and geophysical data on the prospects, the remaining terms of leases holding the acreage in the prospects, recent drilling results in the vicinity of the prospects, and other risk-related factors such as drilling and completion costs, estimated product prices and other economic factors.  Individually insignificant prospects are grouped and impaired based on remaining lease terms and our historical experience with similar prospects.  We recorded provisions for impairment of unproved properties aggregating $1.1 million in 2011 and $6 million in 2010, respectively, and charged these impairments to exploration costs in the accompanying statements of operations.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.                   Segment Information

We have two reportable operating segments, which are oil and gas exploration and production and contract drilling services.

The following tables present selected financial information regarding our operating segments for the three-month and nine-month periods ended September 30, 2011 and 2010.

For the Three Months Ended
September 30, 2011
(Unaudited)		Contract	Intercompany	Consolidated
(In thousands)	Oil and Gas	Drilling	Eliminations	Total

Revenues	$100,135	$13,979	$(13,050)	$101,064
Depreciation, depletion and amortization (a)	30,267	3,285	(2,616)	30,936
Other operating expenses (b)	35,513	11,639	(9,902)	37,250
Interest expense	8,717	—	—	8,717
Other (income) expense	(91,579)	(327)	—	(91,906)
Income (loss) before income taxes	117,217	(618)	(532)	116,067

Income tax (expense) benefit	(41,760)	216	—	(41,544)

Net income (loss)	$75,457	$(402)	$(532)	$74,523

Total assets	$1,166,492	$59,997	$(11,167)	$1,215,322
Additions to property and equipment	$127,252	$6,999	$(532)	$133,719

For the Nine Months Ended
September 30, 2011
(Unaudited)		Contract	Intercompany	Consolidated
(In thousands)	Oil and Gas	Drilling	Eliminations	Total

Revenues	$316,166	$38,772	$(35,158)	$319,780
Depreciation, depletion and amortization (a)	82,832	9,107	(7,493)	84,446
Other operating expenses (b)	108,577	31,823	(27,238)	113,162
Interest expense	24,304	—	—	24,304
Other (income) expense	(58,592)	(13,549)	—	(72,141)
Income (loss) before income taxes	159,045	11,391	(427)	170,009

Income tax (expense) benefit	(56,706)	(3,987)	—	(60,693)

Net income (loss)	$102,339	$7,404	$(427)	$109,316

Total assets	$1,166,492	$59,997	$(11,167)	$1,215,322
Additions to property and equipment	$303,537	$13,563	$(427)	$316,673

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended
September 30, 2010
(Unaudited)		Contract	Intercompany	Consolidated
(In thousands)	Oil and Gas	Drilling	Eliminations	Total

Revenues	$85,232	$9,285	$(9,285)	$85,232
Depreciation, depletion and amortization (a)	25,623	2,568	(2,174)	26,017
Other operating expenses (b)	31,964	6,908	(6,740)	32,132
Interest expense	6,039	1	—	6,040
Other (income) expense	3,023	—	—	3,023
Income (loss) before income taxes	18,583	(192)	(371)	18,020

Income tax (expense) benefit	(6,464)	67	—	(6,397)

Net income (loss)	$12,119	$(125)	$(371)	$11,623

Total assets	$809,389	$43,503	$(6,705)	$846,187
Additions to property and equipment	$66,976	$4,063	$(371)	$70,668

For the Nine Months Ended
September 30, 2010
(Unaudited)		Contract	Intercompany	Consolidated
(In thousands)	Oil and Gas	Drilling	Eliminations	Total

Revenues	$242,546	$23,668	$(23,668)	$242,546
Depreciation, depletion and amortization (a)	86,480	7,401	(5,701)	88,180
Other operating expenses (b)	99,200	18,549	(17,192)	100,557
Interest expense	18,389	4	—	18,393
Other (income) expense	(30,105)	—	—	(30,105)
Income (loss) before income taxes	68,582	(2,286)	(775)	65,521

Income tax (expense) benefit	(24,060)	800	—	(23,260)

Net income (loss)	$44,522	$(1,486)	$(775)	$42,261

Total assets	$809,389	$43,503	$(6,705)	$846,187
Additions to property and equipment	$205,380	$11,642	$(775)	$216,247

(a)          Includes impairment of property and equipment.

(b)         Includes the following expenses:  production, exploration, natural gas services, drilling rig services, accretion of abandonment obligations, general and administrative and loss on sales of assets and impairment of inventory.

CLAYTON WILLIAMS ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.                   Commitments

As of September 30, 2011, we had $35 million in non-cancellable orders for tubular goods.

14.                   Subsequent Events

We have evaluated events and transactions that occurred after the balance sheet date of September 30, 2011 and have determined that no events or transactions have occurred, other than these shown below, that would require recognition in the consolidated financial statements or disclosures in these notes to the consolidated financial statements.

•                  On October 28, 2011, our wholly owned subsidiary, Southwest Royalties, Inc. (“SWR”), entered into merger agreements with 24 limited partnerships of which SWR is the general partner (the “SWR Partnerships”) pursuant to which each of the SWR Partnerships that approves the merger will merge into SWR, and the partnership interests of the SWR Partnerships, other than those interests owned by SWR, will be converted into the right to receive cash.  SWR will not receive any cash payment for its partnership interests in the SWR Partnerships; however, as a result of each merger, SWR will acquire 100% of the assets and liabilities of each SWR Partnership that approves the merger.  Each of the mergers is subject to customary closing conditions, and approval by the limited partners of each of the SWR Partnerships.  The merger consideration will be 100% cash, and is expected to be approximately $40.2 million in the aggregate.  We expect to obtain the funds to finance the aggregate merger consideration by conveying a volumetric production payment (“VPP”) on certain properties acquired in the proposed mergers to a third party.  The final terms of the VPP will not be determined until immediately prior to the closing of the mergers.  The closing of the mergers is not conditioned on our receiving proceeds from the VPP or any other financing condition.

•                  In October 2011, we terminated substantially all of our existing 2012 and 2013 oil hedges for cash proceeds of $50 million.  The terminated contracts covered 2,649,000 barrels of oil production for 2012 and 1,189,000 barrels for 2013.  In addition, we terminated a hedge contract covering 490,000 MMBtu of gas production for December 2011 for cash proceeds of $1.6 million.

•      In March and April 2011, CWEI (the “Issuer”) issued $350 million of aggregate principal amount of 2019 Senior Notes (see Note 3).  In connection with the issuance of the 2019 Senior Notes, the Issuer agreed to file a registration statement with the Securities and Exchange Commission to offer to exchange the 2019 Senior Notes for substantially identical notes that will be registered under the Securities Act of 1933. Presented below is condensed consolidated financial information of the Issuer and the Issuer’s material wholly-owned subsidiaries, all of which have jointly and severally, irrevocably and unconditionally guaranteed the performance and payment when due of all obligations under the 2019 Senior Notes and are referred to as “Guarantor Subsidiaries” in the following condensed consolidating financial statements.

Condensed Consolidating Financial Information

The following financial information sets forth the condensed consolidating financial statements as of and for the periods indicated for the Issuer and the Guarantor Subsidiaries.  Elimination entries presented are necessary to combine the entities.

Condensed Consolidating Balance Sheet

September 30, 2011

(Unaudited)

(Dollars in thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated

Current assets	$178,467	$161,722	$(158,523)	$181,666
Property and equipment, net	660,059	329,202	—	989,261
Investments in subsidiaries	117,240	—	(117,240)	—
Other assets	42,070	2,325	—	44,395
Total assets	$997,836	$493,249	$(275,763)	$1,215,322

Current liabilities	$233,980	$86,878	$(158,522)	$162,336
Non-current liabilities:
Long-term debt	514,523	—	—	514,523
Other	115,674	63,811	(3)	179,482
	630,197	63,811	(3)	694,005

Stockholders’ equity	133,659	342,560	(117,238)	358,981

Total liabilities and stockholders’ equity	$997,836	$493,249	$(275,763)	$1,215,322

Condensed Consolidating Balance Sheet

December 31, 2010

(Dollars in thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated

Current assets	$164,630	$138,288	$(189,097)	$113,821
Property and equipment, net	430,870	336,219	—	767,089
Investments in subsidiaries	114,247	—	(114,247)	—
Other assets	9,837	170	—	10,007
Total assets	$719,584	$474,677	$(303,344)	$890,917

Current liabilities	$201,031	$121,786	$(189,097)	$133,720
Non-current liabilities:
Long-term debt	385,000	—	—	385,000
Fair value of derivatives	3,409	—	—	3,409
Other	56,494	62,845	(3)	119,336
	444,903	62,845	(3)	507,745

Equity	73,650	290,046	(114,244)	249,452

Total liabilities and equity	$719,584	$474,677	$(303,344)	$890,917

Condensed Consolidating Statement of Operations

Three Months Ended September 30, 2011

(Unaudited)

(In thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated
Total revenue	$68,727	$32,561	$(224)	$101,064
Costs and expenses	44,290	24,120	(224)	68,186
Operating income (loss)	24,437	8,441	—	32,878
Other income (expense)	81,512	1,677	—	83,189
Income tax (expense) benefit	(41,544)	—	—	(41,544)

Net income (loss)	$64,405	$10,118	$—	$74,523

Condensed Consolidating Statement of Operations

Nine Months Ended September 30, 2011

(Unaudited)

(In thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated
Total revenue	$205,173	$115,301	$(694)	$319,780
Costs and expenses	127,475	70,827	(694)	197,608
Operating income (loss)	77,698	44,474	—	122,172
Other income (expense)	42,789	5,048	—	47,837
Income tax (expense) benefit	(60,693)	—	—	(60,693)

Net income (loss)	$59,794	$49,522	$—	$109,316

Condensed Consolidating Statement of Operations

Three Months Ended September 30, 2010

(Unaudited)

(In thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated
Total revenue	$56,490	$28,941	$(199)	$85,232
Costs and expenses	38,746	19,602	(199)	58,149
Operating income (loss)	17,744	9,339	—	27,083
Other income (expense)	(10,749)	1,686	—	(9,063)
Income tax (expense) benefit	(6,397)	—	—	(6,397)

Net income (loss)	$598	$11,025	$—	$11,623

Condensed Consolidating Statement of Operations

Nine Months Ended September 30, 2010

(Unaudited)

(In thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated
Total revenue	$151,479	$91,610	$(543)	$242,546
Costs and expenses	126,865	62,415	(543)	188,737
Operating income (loss)	24,614	29,195	—	53,809
Other income (expense)	6,962	4,750	—	11,712
Income tax (expense) benefit	(23,260)	—	—	(23,260)

Net income (loss)	$8,316	$33,945	$—	$42,261

Condensed Consolidating Statement of Cash Flows

Nine Months Ended September 30, 2011

(Unaudited)

(Dollars in thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated

Operating activities	$115,611	$52,183	$7,493	$175,287
Investing activities	(262,938)	3,134	(7,493)	(267,297)
Financing activities	172,448	(53,134)	—	119,314
Net increase (decrease) in cash and cash equivalents	25,121	2,183	—	27,304
Cash at the beginning of the period	5,040	3,680	—	8,720
Cash at end of the period	$30,161	$5,863	$—	$36,024

Condensed Consolidating Statement of Cash Flows

Nine Months Ended September 30, 2010

(Unaudited)

(In thousands)

		Guarantor	Adjustments/
	Issuer	Subsidiaries	Eliminations	Consolidated
Operating activities	$82,871	$65,595	$5,702	$154,168
Investing activities	(108,458)	(22,017)	(5,702)	(136,177)
Financing activities	32,440	(42,440)	—	(10,000)
Net increase (decrease) in cash and cash equivalents	6,853	1,138	—	7,991
Cash at the beginning of the period	11,839	2,174	—	14,013
Cash at end of the period	$18,692	$3,312	$—	$22,004